Exhibit 21
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
                             SOLITRON DEVICES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                     PERCENTAGE OF VOTING
                                       SECURITIES OWNED       STATE OF           ACTIVE
                                         BY REGISTRANT      INCORPORATION       DIVISION
                                     --------------------   -------------       --------
Registrant:

Solitron Devices, Inc.                                       Delaware              *

Subsidiaries of Registrant:

Solitron Specialty Products, Inc.             100            Delaware
Array Devices, Inc.                           100            California
Solidev International
  Sales Corporation                           100            New York
Solitron International, Inc.                  100            Virgin Islands
Solidev Warenvertriebs GmbH                   100            Germany


All subsidiaries are included in the consolidated financial statements: Solidev, Ltd. England, and Solidev (H.K.) Ltd., Hong Kong were dissolved. All unnamed subsidiaries and other affiliates when considered in the aggregate as a single subsidiary would not constitute a significant subsidiary. As none of them are active, no separate financial statements are submitted for any subsidiary.